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                                                                   Exhibit 3-235
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                                                FILED IN THE ONE OFFICE OF THE
                                                SECRETARY OF STATE OF
                                                WEST VIRGINIA

                                                THIS DATE FEB 18 1982


                           ARTICLES OF INCORPORATION

                                       OF

                    POCAHONTAS CONTINUOUS CARE CENTER, INC.


   The undersigned, acting as incorporators of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia, as amended, adopt the following Articles of Incorporation for such corporation:


                                       I.

                                 CORPORATE NAME


   The undersigned agree to become a corporation by the name of POCAHONTAS CONTINUOUS CARE CENTER, INC.


                                      II.

                               PLACE OF BUSINESS


   The principal office of said corporation shall be located at Marlinton, West Virginia. It's mailing address shall be Marlinton, West Virginia, 24954.


                                      III.

                              OBJECTS AND PURPOSES


   The objects and purposes for which the corporation is formed are as follows:

   A. To buy, or otherwise acquire, sell, lease, use, mortgage, build, construct, manufacture, improve, and otherwise handle, and dispose of all kinds of property, real or personal.

   B. To purchase or otherwise acquire, own, use, improve, maintain, sell, lease or otherwise dispose of any articles, materials, machinery, equipment, and property used for or in connection with the general business of the corporation; and to engage in and conduct any similar business or activity incident necessary, advisable or advantageous to the ownership of property, buildings, and structures managed, supervised or operated by the corporation.

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   C. To acquire by purchase, subscription, contract or otherwise, to pay for in cash, stock or bonds of this corporation or otherwise, and to hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of all forms of securities, including without limitation, stock, bonds, debentures, coupons, notes, scrip, mortgages, evidence of indebtedness and certificates of interest, and options, warrants and rights of every kind or description for the purchase of such securities, issued or created by any corporation, association, partnership, firm, syndicate or any other organization, or entity whatsoever, or issued or created by individuals, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

   D. To acquire, pay for in cash, stocks, or bonds of this corporation or otherwise, all or any part of the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association, corporation, or other entity.

   E. To borrow money and to issue bonds, debentures, or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

   F. To purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or voting trust certificates representing the interests therein or any other securities or other obligations of the corporation in the manner and to the extent now or hereafter permitted by the laws of the State of West Virginia.

   G. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body, politic or government or colony or dependency thereof.

   In general, to carry on any other business in connection with the foregoing, and to have and exercise all the power, conferred by the laws of West
Virginia, upon corporations, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

   The objects and purposes specified in the foregoing clauses, shall, except where otherwise expressed, be in no wise limited or restricted reference to, or inference from the terms of any other clause in this Agreement of Incorporation, but the objects specified in each of the foregoing clauses of this article shall be regarded as independent objects.


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                                      IV.

                               AUTHORIZED CAPITAL

   The amount of the total authorized capital stock of this corporation shall be FIVE THOUSAND DOLLARS ($5,000.00), of which stock the said $5,000.00 shall be a common stock of ONE HUNDRED (100) shares, of a par value of FIFTY DOLLARS ($50.00) each.


                                       V.

                                 INCORPORATORS

   The names and addresses of the incorporators and the number of shares of stock initially subscribed for is as follows:


                                                                  NUMBER OF
NAME                        ADDRESS                            SHARES SUBSCRIBED
Clyde W. Anderson           Marlinton, WV 24954                30
Marjorie E. Anderson        Marlinton, WV 24954                30
Michael L. Anderson         100 Sunset Avenue, Number 78       40
                            Evanston, Wyoming 82930



                                      VI.

                              CORPORATE EXISTENCE

   The existence of the corporation is to be perpetual.


                                      VII.

                               BOARD OF DIRECTORS

   The number of directors constituting the initial Board of Directors is THREE
(3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and shall qualify are the same as the initial incorporators shown in paragraph V. above.


                                     VIII.


   The name and address of the appointed person to whom notice or process may be sent is: Marjorie E. Anderson, Marlinton, West Virginia, 24954.


                                      IX.

                               POWER OF DIRECTORS


   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

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   A. To make and alter the By-laws of the Corporation.

   B. To authorize and cause to be executed mortgages, liens upon the real and personal property of the corporation.

   C. To set apart out of any of the funds of the corporate available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.


                                       X.

                                   AMENDMENTS


   The corporation reserves the right to amend, alter, change or repeal any provision contained in this Agreement of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   WE, THE UNDERSIGNED, being the Incorporators hereinbefore named for the purpose of forming a corporation to do business within the State of West Virginia, under the laws of West Virginia, do make this Agreement, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands, this the 30th day of Dec, 1981.

                             /s/ Clyde W. Anderson
                             _________________________

                             CLYDE W. ANDERSON


                             /s/ Marjorie E. Anderson
                             _________________________

                             MARJORIE E. ANDERSON


                             /s/ Michael L. Anderson
                             _________________________

                             MICHAEL L. ANDERSON

STATE OF WEST VIRGINIA
COUNTY OF POCAHONTAS, to-wit:

   I, Barbara J. Campbell, a Notary Public in and for the State and County do hereby certify that on this day personally appeared before me, CLYDE W. ANDERSON, and acknowledged his signature to the foregoing ARTICLES OF INCORPORATION, bearing date the 30th day of December, 1981.

   Given unto my hand this the 30th day of Dec, 1981.

   My commission expires the 19th day of August, 1991.

                             /s/ Barbara J. Campbell
                             _________________________

                             NOTARY PUBLIC

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STATE OF WEST VIRGINIA
COUNTY OF POCAHONTAS, to-wit:

   I, Barbara J. Campbell, a Notary Public in and for the State and County aforesaid, do hereby certify that on this day personally appeared before me, MARJORIE E. ANDERSON, and acknowledged her signature to the forgoing ARTICLES OF INCORPORATION, bearing date the 30th day of Dec, 1981.

   Given unto my hand this the 30th day of Dec, 1981.

   My commission expires the 19th day of August, 1991.

                             /s/ Barbara J. Campbell
                             _________________________

                             NOTARY PUBLIC



STATE OF WYOMING
COUNTY OF Uinta, to-wit:

   I, Eunice Hutchinson, a Notary Public in and for the State and County aforesaid, do hereby certify that on this day personally appeared before me, MICHAEL L. ANDERSON, and acknowledged his signature to the foregoing ARTICLES OF INCORPORATION, bearing date the 30th day of December, 1981.

   Given unto my hand and Notarial Seal this the 7th day of January, 1982.

   My commission expires the 21 day of May, 1983.

                             /s/ Eunice Hutchinson
                             _________________________

                             NOTARY PUBLIC

(NOTARIAL SEAL)


   THIS INSTRUMENT WAS PREPARED BY WALTER W. WEIFORD, ATTORNEY AT LAW,
                  MARLINTON, POCAHONTAS COUNTY, WEST VIRGINIA

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                 Feb 18 1982
                 ----------------------------------
                   (DATE ISSUED)

                 ARTICLES OF INCORPORATION OF
                 Pocahontas Continuous Care
                 ----------------------------------
o ________       Center INC.
                 ----------------------------------
PROFIT ________
                 ----------------------------------
                 ISSUED TO:
                 ----------------------------------

                 ----------------------------------
                                                    OFFICE OF SECRETARY OF STATE
                 RECORDED ON ROLL NO.________       STATE OF WEST VIRGINIA

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                             State of West Virginia

                                [graphic omitted]

                                  Certificate

I, Ken Hechler, Secretary of State of the State of West Virginia, hereby certify that

                    POCAHONTAS CONTINUOUS CARE CENTER, INC.

a corporation, limited partnership, or association, has applied for a Certificate of Registration of True Name to transact business in West Virginia as required by the provisions of Chapter 47, Article 8, Section 4 of the West Virginia Code. I further certify that the application conforms to law and is filed in my office.

   Therefore, I issue this

   CERTIFICATE OF REGISTRATION OF TRUE NAME



authorizing it to transact business in West Virginia under the assumed name of

                               POCAHONTAS CENTER

and I attached to this certificate a duplicate original of the application.

[graphic omitted]                                   Given under my hand and the
                                                     Great Seal of the State of
                                                          West Virginia on this
                                                           Twenty-fourth day of
                                                                 February  1998

                                                     /s/ Ken Hechler
                                                     __________________________
                                                       Secretary of State